Exhibit 99.3

CRYPTYDE, INC. AND SUBSIDIARIES

UNAUDITED COMBINED FINANCIAL STATEMENTS OF OPERATIONS

On September 14, 2022, the Company entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among the Company, Forever 8 Fund, LLC, a Delaware limited liability company focused on purchasing inventory for e-commerce retailers (“Forever 8”), the members of Forever 8 set forth on the signature pages thereto (the “Sellers”) and Paul Vassilakos, solely in his capacity as representative of the Sellers (the “Sellers’ Representative”), pursuant to which, and in accordance with the terms and conditions set forth therein, the Company was to acquire 100% of the issued and outstanding membership interests of Forever 8 (including all rights and benefits associated with such membership interests, the “Membership Interests”) from the Sellers (the “Acquisition”). The closing of the transaction occurred on October 1, 2022 (the “Closing”).

Pursuant to the Purchase Agreement, the Sellers received consideration consisting of (i) an aggregate of 7,000,000 non-voting preferred membership units of Forever 8 (the “Initial Base Preferred Units”), subject to adjustments discussed below, (ii) convertible promissory notes in an aggregate principal amount of $27.5 million (the “Promissory Notes”), and (iii) the right to receive potential earnout amounts as discussed below. In addition, $4.6 million in cash was transferred to Forever 8 in consideration for Forever 8’s payment of certain of its obligations.

In the event that the volume weighted average price (“VWAP”) of the Company’s common stock (“TYDE Shares”) the later of (i) the 15 trading days immediately prior to the date the put right pursuant to Section 7(b) of the Forever 8 Amended and Restated Operating Agreement is exercisable and (ii) the 15 trading days following the Company’s filing of its Annual Report on Form 10-K for the fiscal year ending December 31, 2022 is less than $3.07, then Sellers shall be entitled to receive an additional number of Preferred Units (“Additional Base Preferred Units” and together with the Initial Base Preferred Units, the “Total Base Preferred Unit Consideration”) such that the Total Base Preferred Unit Consideration multiplied by the Additional Base Preferred Unit VWAP equals $21.5 million; provided that in no event shall more than 3,750,000 Additional Base Preferred Units be issued.

The Purchase Agreement provides that the Sellers are entitled to receive three potential earnout payments (the “Earnout Consideration). The Earnout Consideration is payable to the Sellers in cash or, at the Company’s election, in up to 7,000,000 additional Preferred Units, upon the achievement of certain performance thresholds relating to cumulative collected revenues (each, an “Earn-Out Target”). If the Company elects to issue additional Preferred Units upon the achievement of any Earn-Out Target and the VWAP of the Company’s common stock for the 15 trading days preceding the date that any Earn-Out Target is achieved (the “Earn-Out VWAP”) is (A) with respect to the first Earn-Out Target, less than $5.00, (B) with respect to the second Earn-Out Target, less than $6.00 or (C) with respect to the third Earn-Out Target, less than $5.00, then Sellers shall be entitled to receive an additional number of additional Preferred Units (the “True-up Units” and together with the additional Preferred Units, the “Total Additional Preferred Units”) such that the Total Additional Preferred Units multiplied by the Earn-Out VWAP equals (x) $15 million for the first Earn-Out Target, (y) $12 million for the second Earn-Out Target and (z) $10 million for the third Earn-Out Target; provided that in no event shall more than 4.5 million True-up Units be issued for the first Earn-Out Target, in no event shall more than 4.0 million True-up Units be issued for the Second Earn-Out Target and in no event shall more than 3.0 million True-up Units be issued for the Third Earn-Out Target.

In accordance with the Purchase Agreement, Forever 8’s existing operating agreement was amended and restated. The amended and restated operating agreement (the “Operating Agreement”) provides for, among other things, a put right for designated members (the “Preferred Members”). The Preferred Members (who are the Sellers) will have a put right to cause Forever 8 to redeem certain Preferred Units, from time to time on or after the six-month anniversary following the Closing. Upon exercise of the put right, each Initial Base Preferred Unit shall be exchanged for one TYDE Share.

The Preferred Members have a put right, on terms and conditions set forth in Section 7.01 of the Operating Agreement, to cause the Company to redeem the Preferred Units as follows:

(a) starting on the later of (i) six (6) months following the Closing and (ii) the Threshold Date (as defined in the subordination agreement, dated October 1, 2022, by and among an existing investor in the Company, the Preferred Members and the Company (the “Subordination Agreement”)), one (1) TYDE Share per Initial Base Preferred Unit being redeemed up to a maximum of 6,281,949 Initial Base Preferred Units;

(b) upon the satisfaction of (i) the receipt of shareholder approval (as defined in the Operating Agreement, “Shareholder Approval”) on or prior to June 30, 2023, (ii) six (6) months following the Closing and (iii) the occurrence of the Threshold Date, one (1) TYDE Share per Initial Base Preferred Units that could not be converted due to the 6,281,949 unit limit in Section 7.01(a) of the Operating Agreement (such shares being an aggregate of 718,051 Initial Base Preferred Units being defined as the “Extra Initial Base Preferred Units”) being redeemed, and one (1) TYDE Share per Additional Base Preferred Unit being redeemed;

(c) if Shareholder Approval is not obtained on or before June 30, 2023, subject to both (i) six (6) months following the Closing and (ii) the terms of the Subordination Agreement, a cash payment equal to the difference between $3.07 minus the Additional Base Preferred Unit VWAP (as defined in the Purchase Agreement with it being subject to a $2.00 floor) (such difference being the “Additional Base Preferred Unit Cash Catch Up Amount”) with the Additional Base Preferred Unit Cash Catch Up Amount being multiplied by each Extra Initial Base Preferred Unit and each Additional Base Preferred Unit being redeemed;

(d) upon the satisfaction of (i) the receipt of Shareholder Approval on or prior to June 30, 2023, (ii) six (6) months following the time a Preferred Unit issued in connection with the first Earn-Out Target is earned under Section 1.04 of the Purchase Agreement and (iii) the occurrence of the Threshold Date, one (1) TYDE Share per Earnout One Unit being redeemed;

(e) if Shareholder Approval has not been obtained on or before June 30 2023, subject to both (i) six (6) months following the time an Earnout One Unit is earned under Section 1.04 of Purchase Agreement and (ii) the terms of the Subordination Agreement, a cash payment equal to the amount of $15,000,000 divided by the number of Earnout One Units (the “Earnout One Unit Redemption Amount”) with such Earnout One Unit Redemption Amount then being multiplied by each Earnout One Unit being redeemed;

(f) upon the satisfaction of (i) the receipt of Shareholder Approval on or prior to June 30, 2023, (ii) six (6) months following the time a Preferred Unit issued in connection with the second Earn-Out Target is earned under Section 1.04 of the Purchase Agreement and (iii) the occurrence of the Threshold Date, one (1) TYDE Share per Earnout Two Unit being redeemed;

(g) if Shareholder Approval has not been obtained on or before June 30 2023, subject to both (i) six (6) months following the time an Earnout Two Unit is earned under Section 1.04 of the Purchase Agreement and (ii) the terms of the Subordination Agreement, a cash payment equal to the amount of $12,000,000 divided by the number of Earnout Two Units (the “Earnout Two Unit Redemption Amount”) with such Earnout Two Unit Redemption Amount then being multiplied by each Earnout Two Unit being redeemed;

(h) upon the satisfaction of (i) the receipt of Shareholder Approval on or prior to June 30, 2023, (ii) six (6) months following the time a Preferred Unit issued in connection with the third Earn-Out Target is earned under Section 1.04 of the Purchase Agreement and (iii) the occurrence of the Threshold Date, one (1) TYDE Share per Earnout Three Unit being redeemed;

(i) if Shareholder Approval has not been obtained on or before June 30 2023, subject to both (i) six (6) months following the time an Earnout Three Unit is earned under Section 1.04 of the Purchase Agreement and (ii) the terms of the Subordination Agreement, a cash payment equal to the amount of $10,000,000 divided by the number of Earnout Three Units (the “Earnout Three Unit Redemption Amount”) with such Earnout Three Unit Redemption Amount then being multiplied by each Earnout Three Unit being redeemed.

Pursuant to the Operating Agreement, the Company unconditionally guaranteed the payment, when due, of obligations pursuant to the put right. The Company shall satisfy these obligations to the Preferred Members either in cash or, if Shareholder Approval has been obtained, through the issuance and delivery to each Preferred Member of one TYDE Share per Preferred Unit held by each Preferred Member.

The transaction strengthens the Company’s position to deliver and develop new and innovative consumer product goods to the consumer market. The Company acquired Forever 8 on October 1, 2022 for $73,342,500. The purchase price was financed with the issuance of shares of common stock of the Company and the reservation of newly designated preferred shares of Forever 8 that may be issued in exchange for shares of common stock. See Note 2 — Preliminary purchase price allocation.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 are presented as if the acquisition had occurred on January 1, 2021 and are based upon the unaudited condensed statements of operations of the Company for the six months ended June 30, 2022 (as filed with the SEC in its Quarterly Report on Form 10-Q for the period ended June 30, 2022) and the unaudited condensed statements of operations of Forever 8 for the six months ended June 30, 2022 (attached as Exhibit 99.2 in this Current Report on Form 8-K/A).

The financial statements of the Company and Forever 8 have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to events that are directly attributable to the acquisition, are factually supportable and are expected to have a continuing impact on the combined company. The unaudited pro forma condensed combined financial statements have been presented for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company. There were no transactions between the Company and Forever 8 for the periods presented in the unaudited pro forma condensed combined financial statements that would need to be eliminated.

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting under generally accepted accounting principles in the United States (“GAAP”). Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes and should be read in conjunction with the unaudited pro forma condensed combined financial statements.

Acquisition accounting is preliminary and dependent upon fair value estimates that are based on a complex series of judgments about future events and uncertainties and rely heavily on estimates and assumptions. The judgments used to determine the estimated fair value assigned to each class of assets acquired and liabilities assumed, as well as asset lives, can materially impact the Company’s results of operations. The pro forma adjustments related to the acquisition are based upon available information and certain assumptions that management believes are reasonable under the circumstances and have been made solely for the purpose of preparing the unaudited pro forma condensed combined financial statements included in this Form 8-K/A. Differences between these preliminary estimates and the final acquisition accounting could occur and these differences could have a material impact on the unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2022, the audited financial statements of Forever 8 for the period from ended December 31, 2021 and the unaudited condensed consolidated financial statements of Forever 8 for the period ended June 30, 2022. The unaudited pro forma condensed combined financial statements do not reflect any cost savings from operating efficiencies or revenue enhancements that the combined company may achieve as a result of the acquisition and the effects of the foregoing items could, individually or in the aggregate, materially impact the unaudited pro forma condensed combined financial statements.

CRYPTYDE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

June 30, 2022

	Cryptyde, Inc.	Forever 8 Fund, LLC	Proforma Adjustments		Combined Cryptyde, Inc.
Assets
Current assets:
Cash and cash equivalents	$9,965,926	$1,727,556	$-		$11,693,482
Restricted cash	30,000,000	-	-		30,000,000
Accounts receivable	1,091,548	1,665,444	-		2,756,992
Inventory	150,089	7,294,867	-		7,444,956
Prepaid expenses and other current assets	5,222,254	325,296	-		5,547,550
Total current assets	46,429,817	11,013,163	-		57,442,980
Property and equipment, net	941,985	962	-		942,947
Right of use assets - operating leases	90,262	-	-		90,262
Intangible assets, net	-	415,301	71,827,421	(a)	72,242,722
Loan held for investment	4,000,000	-	-		4,000,000
Due from Parent	-	-	-		-
Total assets	$51,462,064	$11,429,426	$71,827,421		$134,718,911

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$462,349	$1,104,254	$-		$1,566,603
Accrued expenses and other current liabilities	4,931,700	2,179,308	-		7,111,008
Customer deposits	-	-	-		-
Income tax payable	-	-	-		-
Current portion of operating lease liabilities	42,974	-	-		42,974
Due to Former Parent	7,226,700	-	-		7,226,700
Current portion of notes payable	-	6,307,690	-		6,307,960
Total current liabilities	12,663,723	9,591,252	-		22,254,975

Notes payable, net of current portion	25,534,452	-	27,500,000	(b)	53,034,452
Contingent consideration	-	-	41,012,500	(c)	41,012,500
Deferred tax liabilities	82,104	-	-		82,104
Operating lease liabilities, net of current portion	48,786	-	-		48,786
Total liabilities	$38,329,065	$9,591,252	$68,512,500		$116,432,817
Stockholders’ equity
Common stock, no par value, 400 shares authorized as of December 31, 2021	$21,815	$3,101,195	$(3,094,195	)(d)	$28,815
Additional paid-in-capital	15,533,733	-	5,146,093	(d)	20,679,826
Accumulated other comprehensive income (loss)	-	(506,413)	506,414	(d)	1
Retained earnings (accumulated deficit)	(2,074,627)	(756,608)	756,609	(d)	(2,074,626)
Total stockholders’ equity attributable to Cryptyde, Inc.	13,480,921	1,838,174	3,314,921		18,634,016
Non-controlling interest	(347,922)	-	-		(347,922)
Total stockholders’ equity	13,132,999	1,838,174	3,314,921		18,286,094
Total liabilities and stockholders’ equity	$51,462,064	$11,429,426	$71,827,421		$134,718,911

The accompanying notes are an integral part of these condensed combined financial statements.

Adjustments to the pro forma condensed combined balance sheet:

a)	Reflects the preliminary estimate of goodwill and identifiable intangible assets, which represents the excess of the purchase price over the fair value of Forever 8 Fund, LLC’s identifiable assets acquired and liabilities assumed as shown in Note 2 — Preliminary purchase price allocation;
b)	Reflects the fair value of the convertible note payable issued in connection with the transaction. The note payable is convertible at $2.00 per share;
c)	Reflects the fair value of the contingent consideration. The contingent consideration liability was preliminarily valued as if it will be earned; and
d)	Reflects the issuance of the common stock and Forever 8, LLC preferred stock in connection with the transaction. The preferred stock is convertible into 1 common share of Cryptyde, Inc. and was preliminarily valued on an as converted basis.

CRYPTYDE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

For the Six Months Ended June 30, 2022

	Cryptyde, Inc.	Forever 8 Fund, LLC	Proforma Adjustments	Combined Cryptyde, Inc.
Revenues, net	$11,065,606	$10,145,197	$-	$21,210,803
Cost of revenues	9,721,258	9,324,012	-	19,045,270
Gross profit	1,344,348	821,185	-	2,165,533

Operating expenses:
Selling, general and administrative	6,214,103	637,228	1,000,000 (a)	7,851,331
Operating income	(4,869,755)	183,957	(1,000,000)	(5,685,798)

Other (expense) income:
Rental income	-	-	-	-
Interest income (expense)	325	(458,810)	-	(458,485)
Other income	102,532	-	-	102,532
Total other income, net	102,857	(458,810)	-	(355,953)
Income (loss) before income taxes	(4,766,898)	(274,853)	(1,000,000)	(6,041,751)
Income tax expense	(172,997)	-	-	(172,997)
Net income (loss)	(4,593,901)	(274,853)	(1,000,000)	(5,868,754)
Net income (loss) attributable to non-controlling interest	(219,062)	-	-	(219,062)
Net income (loss) attributable to Cryptyde, Inc.	(4,374,839)	(274,853)	(1,000,000)	(5,649,692)
Other comprehensive income (loss):
Unrealized gain (loss) on foreign currency	-	(348,726)	-	(348,726)
Total comprehensive income (loss)	$(4,374,839)	$(623,579)	$(1,000,000)	$(5,998,418)
Net income (loss) per share:
Net income (loss) per share – basic				$(0.18)
Net income (loss) per share – diluted				$(0.06)
Weighted average number of common shares outstanding – basic				32,730,085
Weighted average number of common shares outstanding – diluted				98,483,134

The accompanying notes are an integral part of these condensed combined financial statements.

Adjustments to the pro forma condensed statements of operations

a)	Reflects additional salaries and benefits for employees of Cryptyde and Forever 8.

CRYPTYDE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2021

	Cryptyde, Inc.	Forever 8 Fund, LLC	Proforma Adjustments		Combined Cryptyde, Inc.
Revenues, net	$7,874,285	$12,591,393	$-		$20,465,678
Cost of revenues	5,682,117	12,120,180	-		17,802,297
Gross profit	2,192,168	471,213	-		2,663,381

Operating expenses:
Selling, general and administrative	2,623,460	470,870	1,770,000	(a)(b)	4,864,330
Operating income	(431,292)	343	(1,770,000)		(2,200,949)

Other (expense) income:
Rental income	71,543	-	(71,543)	(c)	-
Interest income (expense)	(11,421)	(445,039)	-		(456,460)
Other income	481,090	(1,727)	(475,419)	(c)	3,944
Total other income, net	541,212	(446,766)	(546,962)		(452,516)
Income (loss) before income taxes	109,920	(446,423)	(2,316,962)		(2,653,465)
Income tax expense	210,000	-	(210,000)	(d)	-
Net income (loss)	(100,080)	(446,423)	(2,106,962)		(2,653,465)
Net income (loss) attributable to non-controlling interest	(128,860)	-	-		(128,860)
Net income (loss) attributable to Cryptyde, Inc.	28,780	(446,423)	(2,106,962)		(2,524,605)
Other comprehensive income (loss):
Unrealized gain (loss) on foreign currency	-	(157,687)	-		(157,687)
Total comprehensive income (loss)	$28,780	$(604,110)	$(2,106,962)		$(2,682,292)
Net income (loss) per share:
Net income (loss) per share – basic					$(0.13)
Net income (loss) per share – diluted					$(0.10)
Weighted average number of common shares outstanding – basic					20,305,259
Weighted average number of common shares outstanding – diluted					26,587,208

The accompanying notes are an integral part of these condensed combined financial statements.

Adjustments to the pro forma condensed statements of operations

a)	Reflects the elimination of portion of the management fee for the salaries of the CEO and CFO included below and employees remaining with Vinco Ventures, Inc. of $130,000;
b)	Reflects the anticipated salaries of the CEO, CFO and COO of $1,500,000 and $340,000 of benefits and corporate office rent expenses of $60,000;
c)	Reflects the elimination of income from rental operations which is non-recurring; and
d)	Reflects the elimination of income taxes due to proforma loss before income taxes after adjustments.

Note 1 — Basis of presentation

The unaudited pro forma condensed combined financial statements are based on Cryptyde, Inc.’s and Forever 8 Fund, LLC’s historical consolidated financial statements as adjusted to give effect to the acquisition of Forever 8 Fund, LLC and the equity and debt issuance necessary to finance the acquisition. The unaudited pro forma combined statements of operations for the six months ended June 30, 2022 and the year ended December 31, 2021 give effect to the Forever 8 Fund, LLC acquisition as if it had occurred on January 1, 2021. The unaudited pro forma combined balance sheet as of June 30, 2022 gives effect to the Forever 8 Fund, LLC acquisition as if it had occurred on January 1, 2021.

Note 2 — Preliminary purchase price allocation

On September 14, the Company entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among the Company, Forever 8 Fund, LLC, a Delaware limited liability company focused on purchasing inventory for e-commerce retailers (“Forever 8”), the members of Forever 8 set forth on the signature pages thereto (the “Sellers”) and Paul Vassilakos, solely in his capacity as representative of the Sellers (the “Sellers’ Representative”), pursuant to which, and in accordance with the terms and conditions set forth therein, the Company was to acquire 100% of the issued and outstanding membership interests of Forever 8 (including all rights and benefits associated with such membership interests, the “Membership Interests”) from the Sellers (the “Acquisition”). The closing of the transaction occurred on October 1, 2022 (the “Closing”).

Pursuant to the Purchase Agreement, the Sellers received consideration consisting of (i) an aggregate of 7,000,000 non-voting preferred membership units of Forever 8 (the “Initial Base Preferred Units”), subject to adjustments discussed below, (ii) convertible promissory notes in an aggregate principal amount of $27.5 million (the “Promissory Notes”), and (iii) the right to receive potential earnout amounts as discussed below. The following table summarizes the aggregate preliminary purchase price consideration paid to acquire Forever 8 Fund, LLC:

October 1,
2022
7,000,000 non-voting preferred membership units of Forever 8	$4,830,000
Convertible promissory notes in an aggregate principal amount of $27.5 million	27,500,000
Contingent consideration	41,012,500
Total purchase price	$73,342,500

The Company believes that this combination will further strengthen its future growth opportunities. The Company accounted for this acquisition as a business combination under the acquisition method of accounting. The following table summarizes the preliminary purchase price allocation of fair values of the assets acquired and liabilities assumed:

June 30,
2022
Cash and cash equivalents	$1,727,556
Accounts receivable, net	1,665,444
Inventories	7,294,867
Prepaid expenses and other assets	375,530
Property and equipment	960
Intangible assets	415,301
Goodwill	71,827,421
Total assets acquired	83,307,079

Accounts payable and accrued expenses	3,283,562
Debt	6,357,924
Earnout	-
Total liabilities assumed	9,641,486

Total	$73,665,593

The Company has preliminarily allocated the majority of the purchase price to goodwill due to Forever 8 generating only minimal historical cash flows and therefore minimal identifiable intangible assets. The Company anticipates the goodwill will be tax deductible.

Note 3 — Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

Adjustments to the pro forma condensed combined balance sheet:

a)	Reflects the preliminary estimate of goodwill, which represents the excess of the purchase price over the fair value of Forever 8 Fund, LLC’s identifiable assets acquired and liabilities assumed as shown in Note 2 — Preliminary purchase price allocation.
b)	Reflects the fair value for the identifiable intangible assets.
c)	Reflects the issuance of the common stock and preferred stock related to the transaction. The preferred stock was preliminarily valued on an as converted basis. The Contingent liability was preliminarily valued as if it will be earned.

Adjustments to the pro forma condensed statements of operations:

a)	Reflects additional salaries and benefits for employment agreements with Forever 8 employees.